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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in Amendment No. 2 to Registration Statement No. 333-152871 of our report dated August 7, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007, and effective January 1, 2006, the adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Financial Accounting Standards Board Staff Position No. 150-5, Issuer's Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable) relating to the consolidated financial statements of A123 Systems, Inc. and subsidiaries appearing in the prospectus, which is part of the registration statement.

        We also consent to the reference to us under the heading "Experts" in the prospectus.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
October 30, 2008

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  Exhibit 23.1